                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / /  Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              GUITAR CENTER, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)
     (4) and 0-11.
     1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     5)  Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
         -----------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     3)  Filing Party:
         -----------------------------------------------------------------------
     4)  Date Filed:
         -----------------------------------------------------------------------

                              GUITAR CENTER, INC.

   [LOGO]
                              5155 CLARETON DRIVE
                         AGOURA HILLS, CALIFORNIA 91301

                                 April 2, 1998

TO OUR STOCKHOLDERS:

    You are cordially invited to attend the Guitar Center, Inc. Annual Meeting of Stockholders (the "Meeting") which will be held on May 6, 1998, at 9:00 a.m. Pacific Time, at the Hyatt Westlake Plaza, 880 South Westlake Boulevard, Westlake Village, California 91361. All stockholders of record as of March 26, 1998 are entitled to vote at the Meeting.

    The Meeting will be held to:

    (1) elect a board of eight directors for the ensuing year or until the election and qualification of their respective successors;

    (2) approve the Company's 1997 Equity Participation Plan, including an amendment increasing the number of shares that may be issued from 875,000 shares to 1,375,000 shares (as amended, the "1997 Plan");

    (3) amend the Company's 1996 Performance Stock Option Plan (the "1996 Plan") to permit the Board of Directors or the Compensation Committee of the Board of Directors to amend the 1996 Plan in substantially the same manner as the 1997 Plan; and

    (4) transact such other business, if any, as may properly be brought before the Meeting or any adjournment or postponement thereof.

    The enclosed proxy is solicited by the Board of Directors, which recommends that stockholders (i) vote FOR the directors nominated, (ii) vote FOR approval of the 1997 Plan, as amended, and (iii) vote FOR the proposed amendment to the 1996 Plan.

    We hope you will attend the Meeting in person. Whether or not you expect to attend the Meeting, however, we ask that you please complete, sign, date and return the enclosed proxy card promptly to ensure that your shares will be represented at the Meeting. If you attend the Meeting, you may vote in person even if you have sent in your proxy card.

                                          Sincerely,

                                                     [LOGO]

                                          Larry Thomas
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                              GUITAR CENTER, INC.
                              5155 CLARETON DRIVE
                         AGOURA HILLS, CALIFORNIA 91301

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 6, 1998

                             ---------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Guitar Center, Inc. (the "Company") will be held at the Hyatt Westlake Plaza, 880 South Westlake Boulevard, Westlake Village, California 91361, on Wednesday, May 6, 1998, at 9:00 a.m. Pacific Time, for the following purposes:

    1. To elect a board of eight directors for the ensuing year or until the election and qualification of their respective successors;

    2. To approve the Company's 1997 Equity Participation Plan, including an amendment increasing the number of shares that may be issued from 875,000 shares to 1,375,000 shares (as amended, the "1997 Plan");

    3. To amend the Company's 1996 Performance Stock Option Plan (the "1996 Plan") to permit the Board of Directors or the Compensation Committee of the Board of Directors to amend the 1996 Plan in substantially the same manner as the 1997 Plan; and

    4. To transact such other business, if any, as may properly be brought before the Meeting or any adjournment or postponement thereof.

    Please refer to the attached Proxy Statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the Meeting.

    Stockholders of record at the close of business on March 26, 1998 are entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. The list of stockholders will be available for examination for the ten days prior to the Meeting at Guitar Center, Inc., 5155 Clareton Drive, Agoura Hills, California 91301. All stockholders are cordially invited to attend the Meeting.

                                          By Order of the Board of Directors

                                                        [LOGO]

                                          Bruce Ross
                                          EXECUTIVE VICE PRESIDENT, CHIEF
                                          FINANCIAL
                                          OFFICER AND SECRETARY

Agoura Hills, California
April 2, 1998

                              GUITAR CENTER, INC.

                                ----------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 6, 1998

                            ------------------------

                                  INTRODUCTION

GENERAL

    This Proxy Statement is furnished to stockholders of Guitar Center, Inc. ("Guitar Center" or the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on May 6, 1998 (the "Meeting") at 9:00 a.m. Pacific Time, for the purposes of: (1) electing a board of eight directors for the ensuing year or until the election and qualification of their respective successors; (2) approving the Company's 1997 Equity Participation Plan, including an amendment increasing the number of shares that may be issued from 875,000 shares to 1,375,000 shares (as amended, the "1997 Plan"); (3) amending the Company's 1996 Performance Stock Option Plan (the "1996 Plan") to permit the Board of Directors (the "Board") or the Compensation Committee of the Board (the "Compensation Committee") to amend the 1996 Plan in substantially the same manner as the 1997 Plan; and (4) transacting such other business, if any, as may properly be brought before the Meeting or any adjournment or postponement thereof. A copy of the Company's 1997 Annual Report to Stockholders and this Proxy Statement and accompanying proxy card will be first mailed to stockholders on or about April 2, 1998.

    This solicitation is made on behalf of the Board. Costs of solicitation will be borne by the Company. Directors, officers and employees of the Company may also solicit proxies by telephone, telegraph, fax or personal interview. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to stockholders. The Company has retained ChaseMellon Shareholder Services, L.L.C. to assist in the solicitation of proxies with respect to shares of common stock of the Company, par value $.01 per share (the "Common Stock"), held of record by brokers, nominees and institutions. The estimated cost of the services of ChaseMellon Shareholder Services, L.L.C. is $6,200, plus expenses.

    The Company's principal executive offices are located at 5155 Clareton Drive, Agoura Hills, California 91301, telephone (818) 735-8800.

SHARES ENTITLED TO VOTE

    The outstanding Common Stock constitutes the only class of securities of the Company entitled to vote at the Meeting. Stockholders of record of the Common Stock at the close of business on March 26, 1998 are entitled to notice of, and to vote at, the Meeting. At that date, 19,362,118 shares of Common Stock were outstanding. The presence at the Meeting, in person or by proxy, of a majority of the shares of the Common Stock issued and outstanding on March 26, 1998 will constitute a quorum. Each share of Common Stock is entitled to one vote.

VOTING PROCEDURES

    A proxy card is enclosed for your use. You are solicited on behalf of the Board to sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if mailed in the United States.

    You have choices on each of the matters to be voted upon at the Meeting. Concerning the election of the directors, by checking the appropriate box on your proxy card you may: (a) vote for such director nominees; or (b) withhold authority to vote for any or all of such director nominees. Concerning the approval of the 1997 Plan you may: (a) approve the 1997 Plan; (b) disapprove the 1997 Plan; or (c) abstain from voting for or against the 1997 Plan. Concerning the amendment of the 1996 Plan you may: (a) vote for such amendment; (b) vote against such amendment; or (c) abstain from voting for or against such amendment.

    Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted at the Meeting FOR (i) the election of the director nominees to the Board listed herein; (ii) approval of the 1997 Plan and (iii) amendment of the 1996 Plan. With respect to any other business, if any, which may properly come before the Meeting and be submitted to a vote of stockholders, proxies received by the Board will be voted in accordance with the best judgment of the designated proxy holders.

    Shares represented by proxies that reflect abstentions or "broker non-votes" (I.E., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The director nominees shall be elected by a plurality of the votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the election of a director. Approval of Proposal 2 requires the affirmative vote of a majority of the Company's outstanding shares of Common Stock represented and entitled to vote at the Meeting; approval of Proposal 3 requires the affirmative vote of the Requisite Stockholder Shares (as defined in herein).

    Stockholders may vote by either completing and returning the enclosed proxy card prior to the Meeting, voting in person at the Meeting, or submitting a signed proxy card at the Meeting.

    YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

    You may revoke your proxy at any time before it is actually voted at the Meeting by delivering written notice of revocation to the Secretary of the Company at 5155 Clareton Drive, Agoura Hills, California 91301, by submitting a later dated proxy, or by attending the Meeting and voting in person. Attendance at the Meeting will not, by itself, constitute revocation of the proxy. You may also be represented by another person present at the Meeting by executing a form of proxy designating such person to act on your behalf. Shares may only be voted by or on behalf of the record holder of such shares as indicated in the Company's stock transfer records.

    Votes cast at the Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Meeting.

                                PROPOSAL NO. 1:
                   ELECTION OF NOMINEES TO BOARD OF DIRECTORS

GENERAL INFORMATION

    Directors are elected at each Annual Meeting of Stockholders and hold office until their resignation or removal and until their successors are duly elected and qualified at the next Annual Meeting of Stockholders. The Company's Amended and Restated Bylaws provide that the Board shall consist of nine directors. Presently, however, there are eight incumbent directors with one vacancy. As of the date of this Proxy Statement, the Board has no present intention to fill this vacancy and, accordingly, only eight persons are nominated for election at the Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named.

    Each nominee for director has indicated his willingness to serve if elected. Proxies received by the Board will be voted for the nominees. Although the Board does not anticipate that any nominee will be unavailable for election, in the event of such occurrence the proxies will be voted for such substitute, if any, as the Board may designate.

    Each of the Company's nominees for election to the Board currently serves as a director of the Company. Each of the Company's nominees first become a director of the Company or its predecessor in the year set forth below and has continually served as a director since then. From March 19, 1998 (the date of the completion of the Company's initial public offering (the "IPO")) through December 31, 1997, the board met three times. Each director attended at least 75% of the Board meetings held during such director's time of service, except for Mr. Kibel who attended one of the two Board meetings held during his time of service in 1997. The following table sets forth the names of, and certain information with respect to, the eight persons nominated by the Company for election at the Meeting.

                                                                                                              DIRECTOR
NOMINEES FOR DIRECTOR                        AGE                            POSITION                            SINCE
----------------------------------------     ---     -------------------------------------------------------  ---------
Larry Thomas............................     48      President, Chief Executive Officer and Director            1984
Marty Albertson.........................     44      Executive Vice President, Chief Operating Officer and      1996
                                                     Director
Steven Burge(2).........................     41      Director                                                   1996
David Ferguson(1).......................     42      Director                                                   1996
Harvey Kibel(2).........................     60      Director                                                   1997
Michael Lazarus(1)......................     42      Director                                                   1996
Peter Starrett(1).......................     50      Director                                                   1997
Jeffrey Walker(2).......................     42      Director                                                   1996

------------------------

(1) Member of Compensation Committee

(2) Member of Audit Committee

    The principal occupations and positions for the past five years, and in certain cases prior years, of the directors named above are as follows:

    LARRY THOMAS has been with Guitar Center since 1977. He has served as a director since 1984 and has been the Company's President and Chief Executive Officer since 1992. After working for a year as a salesperson in the San Francisco, California store, Mr. Thomas became the store's manager. In 1980, Mr. Thomas became the San Francisco area regional manager. After serving as a regional manager in California and Illinois for four years, Mr. Thomas assumed the role of Corporate General Manager and Chief Operating Officer. Mr. Thomas is currently a member of the Los Angeles Chapter of the Young Presidents' Organization and is a former board member of the National Association of Music Merchants.

    MARTY ALBERTSON has served as Executive Vice President and Chief Operating Officer since 1990. Mr. Albertson was elected as a director in 1996. Mr. Albertson joined the Company as a salesperson in 1979 and has held various positions of increasing responsibility with the Company since such time. In 1980, he served as the Company's Advertising Director. In 1984, he became the Company's National Sales Manager. Thereafter, in 1985, Mr. Albertson became Vice President of Corporate Development, and then became the Vice President of Sales and Marketing in 1987.

    STEVEN BURGE is a Managing Director of Wells Fargo Small Business Investment Company, Inc. ("Wells Fargo"). He became a director of the Company in 1996. From 1987 through 1995, Mr. Burge was a Managing General Partner of Wedbush Capital Partners, a private investment fund, and was an executive in the Corporate Finance Department of Wedbush Morgan Securities, a regional investment banking firm. Prior to joining Wedbush Morgan Securities, Mr. Burge held various positions with Wells Fargo Bank, N.A.

    DAVID FERGUSON is a general partner of Chase Capital Partners, the sole general partner of Chase Venture Capital Associates, L.P. ("Chase Ventures"). He became a director of the Company in 1996. Prior to joining Chase Capital Partners, Mr. Ferguson was a member of the mergers and acquisitions groups of Bankers Trust New York Corporation and Prudential Securities, Inc. Mr. Ferguson currently serves as a director of Wild Oats Markets, Inc. and various privately held companies. Mr. Ferguson is a certified public accountant.

    HARVEY KIBEL is the Chief Executive Officer of Kibel Green, Inc., a privately held management consulting company which he co-founded in 1982. He became a director of the Company in 1997. Mr. Kibel is currently on the Board of Directors of the UCLA Medical School and various privately held companies.

    MICHAEL LAZARUS is a general partner of Weston Presidio Capital Management II, L.P., a venture capital firm and the sole general partner of Weston Presidio Capital II, L.P. ("Weston Presidio"). From 1986 to 1991, he served as Managing Director and Director of the Private Placement Department of Montgomery Securities. He became a director of the Company in 1996. Mr. Lazarus is currently on the Board of Directors of Just For Feet, Inc. and various privately held companies.

    PETER STARRETT is President of Warner Bros. Studio Stores and has been employed by Warner Bros. Studio Stores since 1990. He became a director of the Company in 1997. Mr. Starrett is currently on the Board of Directors of Petco Animal Supplies, Inc. and Brylane, Inc.

    JEFFREY WALKER is the managing general partner of Chase Capital Partners, and a senior managing director and member of the Policy Council of The Chase Manhattan Corporation. He became a director of the Company in 1996. Prior to co-founding Chase Capital Partners in 1984, Mr. Walker worked in the Investment Banking and Finance Divisions of Chemical Bank and the Audit and Consulting Divisions of Arthur Young & Co. Mr. Walker is a certified public accountant and a certified management accountant. Mr. Walker currently serves as a director of various privately held companies and was Vice Chairman of the National Association of Small Business Investment Companies.

DIRECTOR COMPENSATION

    Each member of the Board who is not a full-time employee is paid $3,000 for attendance at each meeting of the Board and $1,000 for attendance at each meeting of a committee of the Board, and all directors are reimbursed for reasonable out-of-pocket expenses arising from attendance at any Board or committee meetings or otherwise related to Company business. The 1997 Plan provides for the grant of options to certain non-employee directors. Specifically, each non-employee director initially elected to the Board after the Company's IPO automatically will be granted an option to purchase 15,000 shares of Common Stock on the date of such initial election, and each non-employee director automatically will be granted an option to purchase 5,000 shares of Common Stock on the date of each annual meeting of stockholders at which such director is re-elected to the Board, provided such annual meetings is not less than 120 days after initial appointment to the Board. As a result of the foregoing provisions of the 1997 Plan, each of Messrs. Kibel and Starrett were granted options to purchase 15,000 shares of Common Stock upon their initial election to the Board in July 1997, and, if elected at the Meeting, will be granted additional options for the purchase of 5,000 shares of Common Stock. In addition, each of Messrs. Burge, Ferguson, Lazarus and Walker, if elected at the Meeting, will be granted options to purchase 5,000 shares of Common Stock. All options granted to non-employee directors will have a per share exercise price equal to fair market value of a share of Common Stock on the date of grant.

COMMITTEES OF THE BOARD

    The Board has two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee has responsibility for reviewing and making recommendations regarding the Company's employment of independent accountants, the annual audit of the Company's financial statements, and the Company's internal controls, accounting practices and policies. The members of the Audit Committee are Messrs. Burge, Kibel and Walker. From the IPO through December 31, 1997, the Audit Committee met three times. Each member of the Audit Committee attended at least 75% of the meetings held during such director's time of service. The Compensation Committee has responsibility for determining the nature and amount of compensation of the management of the Company and for administering the Company's employee benefit plans (including the 1996 Plan and the 1997 Plan). The members of the Compensation Committee are Messrs. Ferguson, Lazarus and Starrett. From the IPO through December 31, 1997, the Compensation Committee met once. Each member of the Compensation Committee attended at least 75% of the meetings held during such director's time of service. Presently, the Board of does not have a standing nominating committee. To date, all such determinations have been made by the full Board.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

    The Company's Restated Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except in certain cases where liability is mandated by the Delaware General Corporation Law. The provision has no effect on any non-monetary remedies that may be available to the Company or its stockholders, nor does it relieve the Company or its directors from compliance with federal or state securities laws. The Company's Amended and Restated Bylaws generally provide that the Company shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding (each, a "Proceeding") by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against expenses (including attorneys' fees) and losses, claims, liabilities, judgments, fines and amounts paid in settlement actually incurred by him in connection with such Proceeding. The Company has entered into agreements to provide indemnification for the Company's directors and certain of its officers in addition to the indemnification provided for in the Bylaws. These agreements, among other things, will indemnify such directors and officers for certain expenses (including attorney's fees), and all losses, claims, liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of the Company to the fullest extent permitted by applicable law.

COMPLIANCE WITH SECTION 16(A) UNDER THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission. Executive officers, directors and greater-than-ten-percent holders are required to furnish the Company with copies of all such forms which they file.

    Based solely on the Company's review of such reports or written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 1997 all filing requirements applicable to its executive officers, directors and greater-than-ten-percent stockholders subject to Section 16(a) of the Exchange Act were complied with.

                       THE BOARD OF DIRECTORS RECOMMENDS
                            A VOTE FOR THE DIRECTORS
                          NOMINATED IN PROPOSAL NO. 1.

                                PROPOSAL NO. 2:
           APPROVAL OF THE 1997 EQUITY PARTICIPATION PLAN, AS AMENDED

GENERAL

    The Company's 1997 Plan was adopted by the Board and approved by the stockholders in January 1997. In February 1998, the Board approved an amendment to the 1997 Plan to increase the number of shares of Common Stock that may be issued or sold under the plan from 875,000 shares to 1,375,000 shares. Pursuant to the 1997 Plan in order for such amendment to be effective, it must be approved by the Company's stockholders. Additionally, in order for any options or SARs granted under the 1997 Plan to not be considered compensation pursuant to Section 162(m) of the Code, the Company's stockholders must approve the 1997 Plan, as amended. Such approval is sought hereby.

    The principal purposes of the 1997 Plan are to provide incentives for officers, employees and consultants of the Company and its subsidiaries through granting of options, restricted stock, stock appreciation rights, dividend equivalent performance awards and deferred stock awards (collectively, "Awards"), thereby stimulating their personal and active interest in the Company's development and financial success, and inducing them to remain in the Company's employ. In addition to Awards made to officers, employees or consultants, the 1997 Plan permits the granting of options ("Director Options") to the Company's non-employee directors.

    Under the 1997 Plan, as currently in effect, not more than 875,000 shares of Common Stock (or the equivalent in other equity securities) are authorized for issuance upon exercise of options, stock appreciation rights ("SARs") and other Awards, or upon vesting of restricted or deferred stock awards. Furthermore, the maximum number of shares which may be subject to options or stock appreciation rights granted under the 1997 Plan to any individual in any calendar year cannot exceed 150,000. As of March 26, 1998, options to acquire 778,782 shares of Common Stock had been granted under the 1997 Plan (none of which are currently exercisable or will be exercisable within 60 days of March 26, 1998).

    The Board believes that in order to continue to provide an incentive to secure and retain key employees of outstanding ability and to provide added incentives to those employees responsible for the success of the Company, additional shares should be made available under the 1997 Plan. Currently, approximately 100 employees of the Company (including approximately 60 merchandising, store and regional managers) have been granted stock options. At March 26, 1998 a total of only 96,218 shares were available for future grants. In order to continue the Company's goal of using stock incentives to secure and retain key employees of outstanding ability, the Board has approved an amendment of the 1997 Plan that would increase by 500,000 the number of shares of Common Stock approved for issuance under the 1997 Plan.

    The 1997 Plan currently requires the Board to solicit stockholder approval prior to it or the Compensation Committee increasing the number of shares of Common Stock that may be issued or sold under the 1997 Plan. The Board believes that it is in the best interests of the Company and the Company's stockholders to increase the number of shares of Common Stock that may be issued or sold under the 1997 Plan and recommends that stockholders approve the 1997 Plan as so amended.

DESCRIPTION OF THE PLAN

    The principal features of the 1997 Plan are summarized below, but the summary is qualified in its entirety by reference to the 1997 Plan, which is filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 which is incorporated herein by reference. See "Other Information--Annual Report on Form 10-K; Available Information."

    ADMINISTRATION. The Compensation Committee administers the 1997 Plan with respect to grants to employees or consultants of the Company and the full Board administers the 1997 Plan with respect to Director Options. The Compensation Committee will consist of at least two members of the Board, each of whom is a "non-employee director" for purposes of Rule 16b-3 ("Rule 16b-3") under the Exchange Act, and, with respect to options and SAR's which are intended to constitute performance-based compensation under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"), an "outside director" for the purposes of Section 162(m). Subject to the terms and conditions of the 1997 Plan, the Board or Compensation Committee has the authority to select the persons to whom Awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 1997 Plan. Similarly, the Board has discretion to determine the terms and conditions of Director Options and to interpret and administer the 1997 Plan with respect to Director Options. The Compensation Committee (and the Board) is also authorized to adopt, amend and rescind rules relating to the administration of the 1997 Plan.

    ELIGIBILITY. Options, SARs, restricted stock and other Awards under the 1997 Plan may be granted to individuals who are then officers or other employees of the Company or any of its present or future subsidiaries based upon the determination of the Compensation Committee. Such Awards also may be granted to consultants of the Company selected by the Board or Compensation Committee for participation in the 1997 Plan. Non-employee directors of the Company may be granted NQSOs (as defined herein) by the Board.

    GRANT OF AWARDS. The 1997 Plan provides that the Compensation Committee may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, performance awards, stock payments and other stock related benefits, or any combination thereof. Each Award will be set forth in a separate agreement with the person receiving the Award and will indicate the type, terms and conditions of the Award as determined by the Compensation Committee.

    NONQUALIFIED STOCK OPTIONS ("NQSOS") will provide for the right to purchase Common Stock at a price not less than the fair market value on the date of grant, and usually will become exercisable (in the discretion of the Board or Compensation Committee) in one or more installments after the grant date, subject to the participant's agreement to continue in the employ of the Company for at least one year (or shorter period as fixed in a written agreement) and/or subject to the satisfaction of individual or Company performance targets established by the Board or Compensation Committee. NQSOs may be granted for up to a ten-year term specified by the Board or Compensation Committee and the exercise price thereof must be not less than the fair market value of the underlying Common Stock on the date of grant. The Compensation Committee may extend the term of any outstanding option in connection with any termination of employment or consultancy of the optionee or amend any condition or term of such option relating to such termination. Notwithstanding the foregoing, options may not be repriced after issuance.

    INCENTIVE STOCK OPTIONS ("ISOS") will be designed to comply with the provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of Common Stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the Optionee's termination of employment, and must be exercised within the ten years after the date of grant, but may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, the 1997 Plan provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must expire no later than the fifth anniversary of the date of its grant. Any option granted may be modified by the Compensation Committee to disqualify such option from ISO treatment.

    RESTRICTED STOCK may be sold to participants and made subject to such restrictions as may be determined by the Board or Compensation Committee. Restricted stock, typically, may be repurchased by the Company at the original purchase price if the conditions or restrictions are not met. In addition, under certain circumstances, the Company may repurchase the restricted stock upon termination of employment at a cash price equal to the price paid by the grantee. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will be entitled to receive dividends, if any, prior to the time when the restrictions lapse.

    DEFERRED STOCK may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by the Board or Compensation Committee. Like restricted stock, deferred stock may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

    STOCK APPRECIATION RIGHTS may be granted in connection with stock options or other Awards, or separately. SARs granted by the Board or Compensation Committee in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of Common Stock over the exercise price of the related option or other Awards, but alternatively may be based upon criteria such as book value. Except as required by Section 162(m) with respect to an SAR intended to qualify as performance-based compensation as described in Section 162(m), there are no restrictions specified in the 1997 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Board or Compensation Committee in the SAR agreements. The Board or Compensation Committee may elect to pay SARs in cash or in Common Stock or in a combination of both.

    DIVIDEND EQUIVALENTS represent the value of the dividends per share, if any, paid by the Company, calculated with reference to the number of shares covered by the stock options, SARs or other Awards held by the participant. Dividend equivalents will be converted into cash or additional shares of Common Stock as determined by the Compensation Committee.

    PERFORMANCE AWARDS may be granted by the Board or Compensation Committee on an individual or group basis. Generally, these Awards will be based upon specific performance targets and may be paid in cash or in Common Stock or in a combination of both. Performance Awards may include "phantom" stock awards that provide for payments based upon increases in the price of the Company's Common Stock over a predetermined period.

    STOCK PAYMENTS may be authorized by the Board or Compensation Committee in the form of shares of Common Stock or an option or other right to purchase Common Stock as part of a deferred compensation arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the key employee or consultant. Such payments will be determined by the Compensation Committee based on specific performance criteria.

    Generally, in addition to the payment of any purchase price as consideration for the issuance of an Award, the grantee must agree to remain in the employ of or to consult for, the Company for at least one year after such Award is issued. In addition, under the terms of the 1997 Plan Awards are exercisable or payable only while the grantee is an employee or consultant of the Company. However, under certain conditions, the Committee may determine that any such Award may be exercisable or paid subsequent to termination of employment.

    DIRECTOR OPTIONS will be granted to the Company's non-employee directors under the 1997 Plan at a per share price not less than the fair market value of a share of Common Stock on the date of grant. Following the IPO, (i) a person who is initially elected to the Board and who is a non-employee director at the time of such initial election automatically will be granted a Director Option to purchase 15,000 shares of Common Stock on the date of such initial election, and
(ii) a person who is re-elected to the Board and who is a non-employee director at the time of such re-election automatically shall be granted a Director Option to purchase 5,000 shares of Common Stock on the date of each annual meeting of stockholders at which such director is re-elected to the Board. Notwithstanding the foregoing, (A) no grant shall be made to a non-employee director pursuant to the foregoing clause (i) if: (x) an affiliate of such non-employee director served on the Board within the twelve-month period prior to the initial election of such non-employee director or (y) such non-employee director is an employee of the Company who subsequently retires from the Company and remains on the Board, and (B) no grant shall be made to a non-employee director pursuant to the foregoing clause (ii) if such non-employee director was initially elected to the Board within 120 days of such annual meeting of stockholders. Director Options granted to non-employee directors will vest over a three-year period. Although the Board presently has an intention to grant only Director Options to non-employee directors, the Board may grant other stock options or Awards to non-employee directors in accordance with the provisions of the 1997 Plan.

    The 1997 Plan may be amended, suspended or terminated at any time by the Board or the Compensation Committee. However, the maximum number of shares that may be sold or issued under the 1997 Plan may not be increased without approval of the Company's stockholders.

SECURITIES LAWS AND FEDERAL INCOME TAXES

    SECURITIES LAWS. The 1997 Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The 1997 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the 1997 Plan and options granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

    GENERAL FEDERAL TAX CONSEQUENCES. Under current federal laws, in general, recipients of awards and grants of NQSOs, SARs, restricted stock, deferred stock, dividend equivalents, performance awards and stock payments under the 1997 Plan are taxable under Section 83 of the Code upon their receipt of Common Stock or cash with respect to such awards or grants and, subject to Section 162(m), the Company will be entitled to an income tax deduction with respect to the amounts taxable to such recipients. Under Sections 421 and 422 of the Code, recipients of ISOs are generally not taxable on their receipt of Common Stock upon their exercises of ISOs if the ISOs and option stock are held for certain minimum holding periods and, in such event, the Company is not entitled to income tax deductions with respect to such exercises.

    SECTION 162(M) LIMITATION. In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the "performance-based compensation" exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (I.E., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Under a Section 162(m) transition rule for compensation plans of corporations which are privately held and which become publicly held in an initial public offering, the 1997 Plan was not subject to Section 162(m) until the adoption of the amendment referred to above to increase the number of shares issuable under the plan (the "Transition Date"). After the Transition Date, rights or awards granted under the 1997 Plan, other than options and SARs, will not qualify as "performance-based compensation" for purposes of Section 162(m) unless such rights or awards are granted or vest upon preestablished objective performance goals, the material terms of which are disclosed to and approved by the stockholders of the Company. Thus, the Company expects that such other rights or awards under the 1997 Plan will not constitute "performance-based compensation" for purposes of Section 162(m).

    The Company has attempted to structure the 1997 Plan in such a manner that, after the Transition Date, subject to obtaining the stockholder approval for the 1997 Plan sought hereby, the remuneration attributable to stock options and SARs which meet the other requirements of Section 162(m) will not be subject to the $1,000,000 limitation. The Company has not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue.

VOTE REQUIRED

    Approval of Proposal 2 requires the affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock represented at and entitled to vote at the meeting.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
          APPROVAL OF THE 1997 EQUITY PARTICIPATION PLAN, AS AMENDED,
                        AS SET FORTH IN PROPOSAL NO. 2.

                                PROPOSAL NO. 3:
              AMENDMENT OF THE 1996 PERFORMANCE STOCK OPTION PLAN

GENERAL

    The Company's 1996 Performance Stock Option Plan was adopted by the Board and approved by the Company's then sole stockholder in June 1996. As of March 26, 1998, the Company had outstanding under the 1996 Plan options to purchase 663,209 shares of Common Stock at an exercise price of $10.89 per share (168,004 shares of which are currently exercisable or will be exercisable within 60 days of March 26, 1998). No further options will be granted under the 1996 Plan. The 1996 Plan is administered by the Compensation Committee.

BACKGROUND OF PROPOSED AMENDMENT

    The 1996 Plan currently requires the Board to seek the approval of the Company's stockholders before it or the Compensation Committee can amend any provision of the 1996 Plan. The Company believes that it is in the best interests of the Company and the Company's stockholders to amend the 1996 Plan to permit the Board or the Compensation Committee to effect most future amendments to the 1996 Plan unless, under applicable law, regulation or rule, approval of the stockholders is required. The 1997 Plan contains similar amendment provisions. Other than the proposed amendment for which approval is sought hereby, however, neither the Board nor the Compensation Committee presently contemplates any other amendments to the 1996 Plan. The principal purpose of this amendment is to permit the Board promptly to respond to any amendments that may be required in the future to comply with applicable law or which are otherwise advisable. The Board will not authorize the issuance of further shares under the 1996 Plan, or the decrease in the exercise price of existing options (other than by operation of anti-dilution adjustments), without the approval of the stockholders. For further information about the 1996 Plan, reference is made to the full text thereof which is filed as an exhibit to the Company's Annual Report on Form 10-K, which is incorporated herein by reference. See "Other Information--Annual Report on Form 10-K; Available Information."

FORM OF AMENDMENT

    If Proposal 3 is approved, Section 15 of the 1996 Plan will be amended and restated to read as follows:

        Except as otherwise provided in this Section 15, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without the approval of the Company's stockholders given within twelve months before or after action by the Board or the Committee, no action of the Board or the Committee may increase the maximum number of shares issuable under this Plan, and no action of the Board or the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule.

VOTE REQUIRED

    Approval of this Proposal 3 requires the affirmative vote of the Requisite Stockholder Shares (as defined in the 1996 Plan), which represents approximately 60% of the shares of Common Stock outstanding.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
              AMENDMENT OF THE 1996 PERFORMANCE STOCK OPTION PLAN
                        AS SET FORTH IN PROPOSAL NO. 3.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The information in the following table sets forth the ownership of the Common Stock, as of March 26, 1998, of the Company by (i) each person who, to the knowledge of the Company, beneficially owns more than 5% of the outstanding shares of Common Stock; (ii) each Named Executive Officer (as defined herein);
(iii) each director of the Company; and (iv) all directors and executive officers of the Company, as a group. As of March 26, 1998, the Company had 19,362,118 shares of Common Stock outstanding.

                                                                                 NUMBER OF SHARES
                                                                                   BENEFICIALLY        PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                              OWNED(1)         OWNERSHIP(1)
-----------------------------------------------------------------------------  --------------------  ---------------
Chase Venture Capital Associates, L.P.(2)....................................         4,589,164              23.7%
  380 Madison Avenue, 12th Floor
  New York, NY 10017
Larry Thomas(3)..............................................................         1,730,169               8.8
Raymond Scherr(4)............................................................         1,500,966               7.8
  32129 Lindero Canyon Road, Suite 206
  Westlake Village, California 91361
Putnam Investments, Inc.,(5).................................................         1,415,447               7.3
  One Post Office Square
  Boston, Massachusetts 02109
Marty Albertson(6)...........................................................         1,325,622               6.7
Provident Investment Counsel, Inc.(7)........................................         1,010,256               5.2
  300 North Lake Avenue
  Pasadena, California 91101
Steven Burge(8)..............................................................           --                  *
David Ferguson(9)............................................................           --                  *
Harvey Kibel.................................................................           --                  *
Michael Lazarus(10)..........................................................           --                  *
Peter Starrett...............................................................           --                  *
Jeffrey Walker(9)............................................................           --                  *
Bruce Ross(11)...............................................................            10,383             *
Barry Soosman(12)............................................................            76,293             *
All Executive Officers and Directors as a group
  (10 persons)...............................................................         3,122,467              15.4

------------------------

  * Represents less than 1% of the issued and outstanding shares.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of March 26, 1998, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to the knowledge of the Company the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is the Company's address at 5155 Clareton Drive, Agoura Hills, California 91362.

 (2) Based solely on a filing on Schedule 13G, dated February 13, 1998, in which Chase Ventures reported sole voting and dispositive power with respect to such shares of Common Stock. Includes shares subject to Investor Options (as defined herein) granted by Chase Ventures to certain members of management for the purchase of 207,899 shares of Common Stock.

 (3) Represents: (i) 1,222,462 shares of Common Stock held by a trust for the benefit of Mr. Thomas and his spouse for which Mr. Thomas and his spouse serve as co-trustees; (ii) 109,722 shares of Common Stock issuable upon the exercise of an Investor Option granted to Mr. Thomas by the Investors (as defined herein); and (iii) 397,985 shares of Common Stock issuable upon the exercise of a Management Stock Option (as defined herein). Excludes 52,632 shares of Common Stock held by a charitable foundation for which Mr. Thomas and his spouse serve as its sole directors and have the power to vote such shares. Mr. Thomas disclaims beneficial ownership of such shares.

 (4) Based solely on the Company's stock transfer records and information provided on behalf of Mr. Scherr, includes (i) 1,101,539 shares of Common Stock held by the Scherr Living Trust for which Mr. Scherr and his spouse serve as co-trustees and share voting and investment control over such shares of Common Stock; (ii) 199,696 shares of Common Stock held in trust for the benefit of Mr. Scherr and his son for which Mr. Scherr's brother serves as trustee and exercises voting and investment control; and (iii) 199,731 shares of Common Stock held in trust for the benefit of Mr. Scherr's spouse and daughter for which Mr. Scherr's brother serves as trustee and exercises voting and investment control.

 (5) Based solely on a filing on Schedule 13G, dated January 21, 1998, in which Putnam Investments, Inc., on behalf of itself and Putnam Investment Management, Inc., The Putnam Advisory Company, Inc., Putnam OTC & Emerging Growth Fund and Marsh & McLennan Companies, Inc., disclosed beneficial ownership of such shares.

 (6) Represents: (i) 711,717 shares of Common Stock held by a trust for the benefit of Mr. Albertson and his spouse for which Mr. Albertson and his spouse serve as co-trustees; (ii) 52,602 shares of Common Stock held in trust for the benefit of Mr. Albertson and one of his children for which Mr. Albertson serves as trustee; (iii) 52,602 shares of Common Stock held in trust for the benefit of Mr. Albertson's spouse and one of his children for which Mr. Albertson serves as trustee; (iv) 497 shares held by Mr. Albertson; (v) 497 shares held by Mr. Albertson's spouse; (vi) 109,722 shares of Common Stock issuable upon the exercise of an Investor Option granted to Mr. Albertson by the Investors; and (vii) 397,985 shares of Common Stock issuable upon the exercise of a Management Stock Option.

 (7) Based solely on a filing on Schedule 13G, dated March 12, 1998, in which Provident Investment Counsel, Inc. disclosed sole dispositive power over such shares and sole voting power over 936,756 of such shares.

 (8) Mr. Burge does not own any Common Stock. However, as a managing director of Wells Fargo, he may be deemed to share voting or investment control over the 878,589 shares of Common Stock owned by Wells Fargo and over the additional 39,611 shares of Common Stock owned by Wells Fargo that are subject to the Investor Options. Mr. Burge disclaims beneficial ownership of the shares held by Wells Fargo, except to the extent of his pecuniary interest therein.

 (9) Neither Mr. Walker nor Mr. Ferguson own any Common Stock. Messrs. Walker and Ferguson are the Managing General Partner and a General Partner, respectively, of Chase Capital Partners, a New York general partnership, and the sole general partner of Chase Ventures. Each of Messrs. Walker and Ferguson disclaims beneficial ownership of the shares owned by Chase Ventures, except to the extent of his pecuniary interest therein.

(10) Mr. Lazarus does not directly own any Common Stock. However, as a general partner of Weston Presidio Management II, L.P., the sole general partner of Weston Presidio, he may be deemed to share voting and investment control over the 658,966 shares of Common Stock held by Weston Presidio and over the additional 29,684 shares of Common Stock owned by Weston Presidio that are subject to the Investor Options. Mr. Lazarus disclaims beneficial ownership of the shares held by Weston Presidio, except to the extent of his pecuniary interest therein.

(11) Represents (i) 3,850 shares of Common Stock issuable upon the exercise of an Investor Option granted to Mr. Ross by the Investors; and (ii) 6,533 shares of Common Stock issuable upon the exercise of options granted to Mr. Ross under the 1996 Plan. Excludes 132,665 shares of Common Stock issuable upon the exercise of options granted to Mr. Ross under the 1996 Plan which are not currently exercisable and will not be exercisable within 60 days of March 26, 1998.

(12) Represents: (i) 45,910 shares of Common Stock held by the Soosman Family Trust with respect to which Mr. Soosman and his spouse serve as co-trustees and share voting and investment control; (ii) 3,850 shares of Common Stock issuable upon the exercise of an Investor Option granted to Mr. Soosman by the Investors; and (iii) 26,533 shares of Common Stock issuable upon the exercise of options granted to Mr. Soosman under the 1996 Plan. Excludes 132,665 shares of Common Stock issuable upon the exercise of options granted to Mr. Soosman under the 1996 Plan which are not currently exercisable and will not be exercisable within 60 days of March 26, 1998.

             CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

    Set forth below is certain information regarding each of the executive officers of the Company as of December 31, 1997. Further information with regard to Messrs. Thomas and Albertson is presented under "Proposal No. 1: Election of Nominees to Board of Directors."

NAME                                                AGE                               POSITION
----------------------------------------------      ---      -----------------------------------------------------------
Larry Thomas..................................          48   President and Chief Executive Officer
Marty Albertson...............................          44   Executive Vice President and Chief Operating Officer
Bruce Ross....................................          49   Executive Vice President, Chief Financial Officer and
                                                             Secretary
Barry Soosman.................................          38   Senior Vice President of Corporate Development and General
                                                             Counsel

    The principal occupations and positions for the past five years, and in certain cases prior years, of the executive officers named above, other than Messrs. Thomas and Albertson, as are as follows:.

    BRUCE ROSS joined the Company in July 1994 as Chief Financial Officer. In February 1998, Mr. Ross was promoted to Executive Vice President. Prior to joining the Company, Mr. Ross was Chief Financial Officer of Fred Hayman Beverly Hills, Inc., a retailer of high end fashion clothing on Rodeo Drive in California and a wholesaler of men's and women's fragrances. From 1982 to 1990, Mr. Ross was employed by Hanimex Vivitar Corporation, a worldwide manufacturer and distributor of photographic products. Mr. Ross served in various capacities with Hanimex Vivitar in Australia, the United States and Europe. While working for Hanimex Vivitar in the United States, Mr. Ross was promoted to the position of Chief Financial Officer in 1986 and Chief Executive Officer for North America in 1988.

    BARRY SOOSMAN joined the Company in July 1996 as Vice President of Corporate Development and General Counsel. In February 1998, Mr. Soosman was promoted to Senior Vice President. Mr. Soosman has been a practicing attorney for fourteen years specializing in real estate, commercial and corporate law. Since 1992 and prior to joining the Company, Mr. Soosman had been the outside general counsel to the Company. In June 1996 Mr. Soosman became of counsel to the law firm of Buchalter, Nemer, Fields & Younger, a Professional Corporation. Mr. Soosman is a former Adjunct Professor at Southwestern School of Law.

                             EXECUTIVE COMPENSATION

    The following table provides for the periods shown certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the three other highest paid executive officers of the Company (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                  COMPENSATION
                                                                                  -------------
                                                ANNUAL COMPENSATION ($)            SECURITIES
                                       -----------------------------------------   UNDERLYING
NAME AND PRINCIPAL                                              OTHER ANNUAL        OPTIONS/          ALL OTHER
POSITION                      YEAR      SALARY      BONUS    COMPENSATION ($)(1)     SAR#(2)     COMPENSATION ($)(3)
--------------------------  ---------  ---------  ---------  -------------------  -------------  -------------------
Larry Thomas .............       1997  $ 500,000  $ 500,000     $  18,917,192(4)       --             $  11,250
President and Chief              1996    500,000     --            10,660,728(5)      397,985            11,250
  Executive Officer              1995    500,000    285,715          --                --                25,645

Marty Albertson ..........       1997    375,000    375,000        12,611,441(4)       --                11,250
Executive Vice                   1996    375,000     --             7,107,146(5)      397,985            11,250
  President and Chief            1995    375,000    214,285          --                --                25,645
  Operating Officer

Bruce Ross ...............       1997    214,000    225,000          --                --                11,250
Executive Vice                   1996    195,000     58,500          --               159,198            11,250
  President and Chief            1995    180,000     48,060          --                --                --
  Financial Officer

Barry Soosman ............       1997    225,000    112,500          --                --                --
Senior Vice President of         1996    112,500     10,000          --               159,198            --
  Corporate Development          1995     --         --              --                --                --
  and General Counsel

------------------------

(1) Excludes perquisites and other personal benefits, securities or property aggregating less than $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer.

(2) The securities underlying the options are shares of Common Stock.

(3) All other compensation consists of contributions made by the Company to its profit sharing plan on behalf of each Named Executive Officer.

(4) Other annual income consists of non-cash compensation that is considered to have been earned by such Named Executive Officer for federal and state income tax purposes upon the termination of the trading and other restrictions associated with the Junior Preferred Stock, $.01 par value ("Junior Preferred Stock"), held by such Named Executive Officer at the time such shares of Junior Preferred Stock converted into Common Stock in connection with the IPO.

(5) Other annual compensation consists of cash compensation received by such Named Executive Officer in connection with the Company's 1996 recapitalization and related transactions. Excludes restricted shares of Junior Preferred Stock received by such Named Executive Officer upon the cancellation of employee stock options in connection with the recapitalization that were converted into Common Stock in connection with the IPO.

    During the periods indicated above, none of the Named Executive Officers received any awards under any long-term incentive plan, and the Company does not have a pension plan.

EMPLOYMENT AGREEMENTS

    On June 5, 1996, the Company entered into a five-year employment agreement with each of Larry Thomas and Marty Albertson, a three-year employment agreement with Bruce Ross and a three and one-half year employment agreement with Barry Soosman (collectively, as amended to date, the "Employment Agreements"). The Employment Agreements provide Messrs. Thomas, Albertson, Ross and Soosman (each a "Senior Officer" and, collectively, the "Senior Officers") with base salaries of $500,000, $375,000, $195,000 and $225,000, respectively. During 1997, the
Board increased the annual salary for Mr. Ross to $225,000. Each Senior Officer is entitled to participate in all insurance and benefit plans generally available to executives of the Company. In addition to their base salary, Messrs. Thomas and Albertson will be paid an annual bonus equal to 57.14% and 42.86%, respectively, of a bonus pool determined at the end of each year, not to exceed $900,000. The amount of the bonus pool with respect to any fiscal year will be a percentage ranging from 10% to 30% of the excess of the Company's actual earnings before interest expense, tax expense, depreciation expense and amortization expense ("EBITDA") over the Company's target EBITDA as determined by the Board. Messrs. Ross and Soosman will receive annual bonuses at the discretion of the Board. Pursuant to their employment agreements, each of Messrs. Ross and Soosman were granted options under the Company's 1996 Plan to purchase 79,599 shares of Common Stock at an exercise price of $10.89 per share. Such options vest ratably over a three-year period. The Company has also granted each of Messrs. Ross and Soosman options under the Company's 1996 Plan to purchase an additional 79,599 shares of Common Stock at an exercise price of $10.89 per share, all such options to vest on June 5, 2001 provided that such Senior Officer is employed on such date, subject to acceleration upon the attainment of certain performance objectives set forth in such Senior Officer's employment agreement.

    Under the terms of each Employment Agreement, if a Senior Officer is terminated without cause or resigns with reasonable justification, such Senior Officer will be entitled to receive his base salary, annual cash bonus (equal to the last annual bonus he received prior to termination) and continuation of his benefits through the term of the agreement. With certain exceptions, if a Senior Officer is terminated without cause, all stock options held by such Senior Officer will immediately vest. If a Senior Officer's employment is terminated for any other reason, he will be entitled only to his accrued base salary through the date of termination.

MANAGEMENT STOCK OPTION AGREEMENTS

    In June 1996, the Company granted options (each, a "Management Option") to each of Messrs. Thomas and Albertson to purchase 397,985 shares of Common Stock at an exercise price of $10.89 per share pursuant to stock option agreements (the "Management Stock Option Agreements"). Unless terminated or accelerated, each Management Option was to vest in three equal installments in 2003, 2004 and 2005 and will terminate upon the first to occur of: (i) June 5, 2005; (ii) the consummation of a Company Sale (as defined in the Management Stock Option Agreements); or (iii) the termination, either voluntarily or for cause, of the employment of such executive officer with the Company. The vesting of each Management Option was subject to acceleration upon the attainment of certain performance targets. Each Management Option became exercisable in full in 1997 as a result of the performance targets being satisfied.

OTHER OPTION ARRANGEMENTS

    Chase Ventures, Wells Fargo and Weston Presidio (collectively the "Investors") granted certain members of management options (the "Investor Options") to purchase an aggregate of 277,194 shares of Common Stock at a purchase price of $4.33 per share to certain officers and key managers of the Company. Each grant of an Investor Option is, to the extent possible, deemed to be granted by each Investor to each member of management in the same ratio as granted by each Investor (I.E., 75.00% by Chase Ventures, 14.29% by Wells Fargo and 10.71% by Weston Presidio). Included in the Investor Options are options to purchase 109,722 shares of Common Stock that were granted to each of Messrs. Thomas and Albertson and 3,850 shares of Common Stock that were granted to each of Messrs. Ross and Soosman. The Investor Options were granted in December 1996, are presently exercisable and will expire on December 30, 2001. The Company is not a party to this agreement and has not, and will not, incur any obligation in connection with such options.

1996 PERFORMANCE STOCK OPTION PLAN

    The Company's 1996 Plan is described under "Proposal No. 3: Amendment of the 1996 Performance Stock Option Plan."

1997 EQUITY PARTICIPATION PLAN, AS AMENDED

    The Company's 1997 Plan is described under "Proposal No. 2: Approval of the 1997 Equity Participation Plan, as Amended."

OPTION GRANTS IN 1997; AGGREGATE OPTION EXERCISES IN 1997; 1997 YEAR-END OPTION
  VALUES

    In 1997, the Company granted no options to any employees. In 1997, the Company granted to each of Messrs. Kibel and Starrett options to purchase 15,000 shares of Common Stock under the 1997 Plan. See "--Director Compensation."

    The following table sets forth, on an aggregated basis, information regarding securities underlying unexercised options during the year ended December 31, 1997 by the Named Executive Officers:

                                                                     OPTION VALUES AT DECEMBER 31, 1997
                                                           -------------------------------------------------------
                                                                   NUMBER OF                    VALUE OF
                                                             SECURITIES UNDERLYING             UNEXERCISED
                                                                  UNEXERCISED                 IN-THE-MONEY
                                                                   OPTIONS AT                  OPTIONS AT
                                                             FISCAL YEAR-END(1)(#)         FISCAL YEAR-END ($)
                                                           --------------------------  ---------------------------
NAME                                                       EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
---------------------------------------------------------  -----------  -------------  ------------  -------------
Larry Thomas.............................................     397,985        --        $  4,819,598       --
Marty Albertson..........................................     397,985        --           4,819,598       --
Bruce Ross...............................................      26,533        132,665        321,315   $ 1,606,573
Barry Soosman............................................      26,533        132,665        321,315     1,606,573

------------------------

(1) The securities underlying the options are shares of Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1997, the Compensation Committee consisted of Messrs. Ferguson, Lazarus and Starrett, none of whom (i) is a present or former officer or employee of the Company or (ii) engaged in any transactions required to be described under "Certain Transactions."

                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT

    In connection with the conversion of management's shares of Junior Preferred Stock upon completion of the IPO, a significant amount of non-cash income was deemed to have been earned by certain employees of the Company who are also stockholders of the Company (including Larry Thomas and Marty Albertson) for federal and state income tax purposes (whether or not such employees have received any cash with respect to the underlying stock). In February 1997, the Company entered into an agreement with Larry Thomas, Marty Albertson and certain other senior employees pursuant to which the Company agreed to redeem approximately 1,317,000 shares of Common Stock, at a price equal to the initial public offering price in the IPO less the net underwriting discount, to provide sufficient cash to such employees to finance a portion of such federal and state income tax obligations. Pursuant to the terms of such agreement, the Company used approximately $18.4 million of the proceeds from the IPO to redeem for cash such shares of Common Stock (of which approximately $6.7 million and $4.5 million were paid to Messrs. Thomas and Albertson, respectively).

TRANSACTIONS WITH AFFILIATES OF CHASE VENTURES

    Chase Securities, Inc., an affiliate of Chase Ventures, acted as an underwriter in the IPO. In connection with such transactions, Chase Securities, Inc. received customary fees. ChaseMellon Shareholder Services, L.L.C., an affiliate of Chase Ventures, acts as the Company's transfer agent and registrar and is soliciting proxies in connection with the Meeting. In connection with such transactions, Chase Mellon Shareholder Services, L.L.C. received and will receive customary fees.

TRANSACTIONS WITH AN AFFILIATE OF WELLS FARGO

    Wells Fargo Bank, N.A., an affiliate of Wells Fargo, was a lender under the Company's prior credit facility for which it was paid customary fees. Additionally, Wells Fargo Bank, N.A. acts as a lender under the Company's existing credit facility and provides banking related services for which it receives customary fees.

                         COMPENSATION COMMITTEE REPORT

    During 1997, the Compensation Committee of the Board was comprised of Messrs. Ferguson, Lazarus and Starrett, three non-employee directors, who administered the Company's executive compensation programs and policies. The Company's executive compensation programs are designed to attract, motivate and retain the executive talent needed to optimize shareholder value in a competitive environment. The programs are intended to support the goal of increasing shareholder value while facilitating the business strategies and long-range plans of the Company.

    The following is the Compensation Committee's report submitted to the Board addressing the compensation of the Company's executive officers for fiscal 1997.

COMPENSATION POLICY AND PHILOSOPHY

    The Company's executive compensation policy is (i) designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long term growth objectives and its ability to attract and retain qualified executive officers; and (ii) based on the belief that the interests of the executives should be closely aligned with the Company's stockholders. The Compensation Committee attempts to achieve these goals by integrating competitive annual base salaries with (i) annual incentive bonuses based on corporate performance and on the achievement of specified performance objectives set forth in the Company's financial plan for such fiscal year and
(ii) stock options through various plans. In support of this philosophy, a meaningful portion of each executive's compensation is placed at-risk and linked to the accomplishment of specific results that are expected to lead to the creation of value for the Company's stockholders from both the short-term and long-term perspectives. The Compensation Committee believes that cash compensation in the form of salary and performance-based incentive bonuses provides Company executives with short term rewards for success in operations, and that long term compensation through the award of stock options encourages growth in management stock ownership which leads to expansion of management's stake in the long-term performance and success of the Company. The Compensation Committee considers all elements of compensation and the compensation policy when determining individual components of pay.

    The Board believes that leadership and motivation of the Company's employees are critical to achieving the objective of becoming a leader in music products retailing in the United States. The Compensation Committee is responsible to the Board for ensuring that its executive officers are highly qualified and that they are compensated in a way that furthers the Company's business strategies and which aligns their interests with those of the stockholders. To support this philosophy, the following principles provide a framework for executive compensation: (i) offer compensation opportunities that attract the best talent to the Company; (ii) motivate individuals to perform at their highest levels;
(iii) reward outstanding achievement; (iv) retain those with leadership abilities and skills necessary for building long-term shareholder value; (v) maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of the Company and the creation of incremental shareholder value; and (vi) encourage executives to manage from the perspective of owners with an equity stake in the Company.

EXECUTIVE COMPENSATION COMPONENTS

    As discussed below, the Company's executive compensation package is primarily comprised of three components: base salary, annual incentive bonuses and stock options.

    BASE SALARY. In 1997, all four Named Executive Officers were employed under contracts established in 1996, subject, in one instance, to an adjustment in base compensation approved in 1997.

    ANNUAL INCENTIVE BONUSES. For fiscal 1997, annual incentive bonuses for the Chief Executive Officer and Chief Operating Officer were based upon their employment contracts signed in 1996. The employment contracts state that annual bonuses will be paid out of a bonus pool not to exceed $900,000. The amount of the bonus pool with respect to any fiscal year will be a percentage ranging from 10% to 30% of the excess of the Company's actual EBITDA over the Company's target EBITDA (as determined by the Board). Bonuses for the other Named Executive Officers are determined at the discretion of the Committee and include the following components: (i) the Company's targeted net income and earnings per share estimates for fiscal 1997, and (ii) individual merit. Target awards for each executive officer were set in relation to base salary. On average, actual bonuses for executive officers were 91.5% of each executive's base salary for fiscal year 1997. See "Summary Compensation Table."

    LONG TERM INCENTIVE COMPENSATION. No stock options were granted to the Chief Executive Officer or the other Named Executive Officers in 1997.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The Compensation Committee believes that Larry Thomas, the Company's Chief Executive Officer, provides valuable services to the Company and that his compensation should therefore be competitive with that paid to executives at comparable companies. In addition, the Compensation Committee believes that an important portion of his compensation should be based on Company performance. Mr. Thomas' annual base salary for fiscal 1997 was $500,000. Mr. Thomas' base salary was determined by his employment agreement, which expires June 5, 2002. The annual incentive bonus paid to Mr. Thomas for fiscal 1997 was $500,000. Such bonus was paid to Mr. Thomas for his performance and role in effectuating the Company's achievement of certain earnings targets during fiscal 1997.

INTERNAL REVENUE CODE SECTION 162(M)

    Under Section 162 of the Code, the amount of compensation paid to certain executives that is deductible with respect to the Company's corporate taxes is limited to $1,000,000 annually. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its shareholders.

                                          COMPENSATION COMMITTEE

                                          David Ferguson
                                          Michael Lazarus
                                          Peter Starrett

    THE BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the Company's cumulative total stockholder return on the Common Stock (no dividends have been paid thereon) with the cumulative total return of (i) the S&P 500 Index and (ii) the S&P Retail (Specialty) Index, for the period commencing March 13, 1997 (the date of the commencement of trading in connection with the IPO) through December 31, 1997.

    The historical stock market performance of the Common Stock shown below is not necessarily indicative of future stock performance.

Research Data Group                            Peer Group Total Return Worksheet
Guitar Ctr Inc (GTRC)

                                                                           CUMULATIVE TOTAL RETURN
                                            --------------------------------------------------------------------------------------
                                             3/14/97    3/31/97    4/30/97    5/31/97    6/30/97    7/31/97    8/31/97    9/30/97
Guitar Ctr Inc                        GTRC     100.00     106.67      94.17     127.50     112.50     140.00     148.33     165.00
S & P 500                                      100.00      95.89     101.62     107.80     112.63     121.59     114.78     121.07
S & P RETAIL (SPECIALTY)                       100.00     102.60     104.82     110.20     118.32     124.77     117.73     121.15


                                  10/31/97     11/30/97     12/31/97
Guitar Ctr Inc                       145.00       145.00       153.33
S & P 500                            117.02       122.44       124.54
S & P RETAIL (SPECIALTY)             114.74       117.46       110.17

    THE STOCK PERFORMANCE GRAPH ABOVE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                               OTHER INFORMATION

OTHER MATTERS AT THE MEETING

    The Board does not know of any matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.

INDEPENDENT PUBLIC ACCOUNTANTS

    The Company's auditors for the fiscal year ended December 31, 1997 were KPMG Peat Marwick LLP. A representative of KPMG Peat Marwick LLP will be present at the Meeting, will have an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions.

ANNUAL REPORT ON FORM 10-K; AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission an Annual Report on Form 10-K. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER RECEIVING THIS PROXY STATEMENT A COPY OF ITS ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, UPON WRITTEN REQUEST TO CORPORATE SECRETARY, GUITAR CENTER, INC., 5155 CLARETON DRIVE, AGOURA HILLS, CALIFORNIA 91301.The Company will also provide a copy of the 1996 Plan and the 1997 Plan upon such written request. Copies of other exhibits to the Company's Annual Report on Form 10-K are available from the Company upon reimbursement of the Company's reasonable costs in providing such documents. The Company's filings with the Securities and Exchange Commission may be inspected at the offices of the Securities and Exchange Commission located in Washington, D.C., New York, New York and Chicago, Illinois. Documents filed electronically with the Securities and Exchange Commission may also be accessed through the website maintained by it at: www.sec.gov.

STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board proposals to be considered for submission to the stockholders at the 1999 Annual Meeting. Any such proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, Guitar Center, Inc., 5155 Clareton Drive, Agoura Hills, California 91301 and must be received no later than December 3, 1998. Any such notice shall set forth: (a) the name and address of the stockholder and the text of the proposal to be introduced; (b) the number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the date of such notice; and (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures or the applicable provisions of the Company's Amended and Restated Bylaws. The Company's Amended and Restated Bylaws provide for notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting.

                                          By Order of the Board of Directors

                                                     [LOGO]

                                          Larry Thomas
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Agoura Hills, California
April 2, 1998

                                     [LOGO]

-------------------------------------------------------------------------------

                              GUITAR CENTER, INC.

         BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                      AT 9:00 A.M., WEDNESDAY, MAY 6, 1998
                              HYATT WESTLAKE PLAZA
                          880 SOUTH WESTLAKE BOULEVARD
                       WESTLAKE VILLAGE, CALIFORNIA 91361

     The undersigned stockholder of Guitar Center, Inc. (the "Company") hereby revokes any proxy or proxies previously granted and appoints Larry Thomas, Bruce Ross and Barry Soosman, or any of them, as proxies, each with full powers of substitution and resubstitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment or postponement thereof:

-------------------------------------------------------------------------------

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

-------------------------------------------------------------------------------

                                                        Please mark your
                                                        votes as indicated /X/
                                                        in this example



                            FOR all nominees listed         WITHHOLD AUTHORITY
                           below (except as provided          to vote for all
                            to the contrary below)           nominees below

1. Election of Directors.            /  /                         /  /

Larry Thomas, Marty Albertson, Steven Burge, David Ferguson,
Harvey Kibel, Michael Lazarus, Peter Starrett and Jeffrey Walker

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name in the space provided below.)

-------------------------------------------------------------------------

                                        FOR         AGAINST        ABSTAIN
2. To approve the Company's 1997       /  /          /  /            /  /
   Equity Participation Plan,
   including an amendment
   increasing the number of shares
   that may be issued from 875,000
   shares to 1,375,000 shares.

3. Amendment to the Company's 1996    /  /          /  /            /  /
   Performance Stock Option Plan to
   amend the 1996 Plan to permit
   the Board of Directors or the
   Compensation Committee of the
   Board of Directors to amend the
   1996 Plan in the substantially
   same manner as the 1997 Plan.

4. On any other business that may
   properly come before the meeting.


                                     THIS PROXY IS SOLICITED ON BEHALF OF THE
                                     BOARD OF DIRECTORS AND WILL BE VOTED IN
                                     ACCORDANCE WITH THE SPECIFICATIONS MADE
                            __ __    ON THE REVERSE SIDE. IF A CHOICE IS NOT
                                 |   INDICATED WITH RESPECT TO ITEMS (1) THIS
                                 |   PROXY WILL BE VOTED "FOR" EACH OF THE
                                     NOMINEES LISTED. IF A CHOICE IS NOT
                                     INDICATED WITH RESPECT TO ITEM (2) OR (3)
                                     THIS PROXY WILL BE VOTED "FOR" SUCH ITEM.
                                     THE PROXIES WILL USE THEIR DISCRETION WITH
                                     RESPECT TO ANY MATTER REFERRED TO IN ITEM
                                     (4) UNLESS THE BOX LABELED "ABSTAIN: IS
                                     CHECKED. THIS PROXY IS REVOCABLE AT ANY
                                     TIME BEFORE IT IS EXERCISED.

                                     RECEIPT HEREWITH OF THE COMPANY'S ANNUAL
                                     REPORT TO STOCKHOLDERS AND NOTICE OF
                                     MEETING AND PROXY STATEMENT, DATED
                                     APRIL 2, 1998, IS HEREBY ACKNOWLEDGED.

                                     PLEASE SIGN, DATE AND MAIL TODAY.


(Signature of Stockholder(s))_____________________________ Dated___________,1998

 (Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)
--------------------------------------------------------------------------------

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